Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED:
INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “*******” OR OTHERWISE CLEARLY INDICATED. AN UNREDACTED VERSION OF THIS DOCUMENT HAS ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

DIGITAL MEDIA AND TECHNOLOGY AGREEMENT

This Digital Media and Technology Agreement, together with its exhibits (collectively, the “Agreement”), is effective as of October 1, 2010 (the “Effective Date”) and is entered into by NHL Interactive CyberEnterprises, LLC, a Delaware limited liability company having its principal place of business at 1185 Avenue of the Americas, New York, NY 10036 (“NHL”) and NeuLion, Inc., having its principal place of business at 1600 Old Country Road, Suite 101, Plainview, New York 11803 (“NeuLion”).

WHEREAS, NHL desires that NeuLion be NHL’s technology partner to help provide the expanded digital capabilities, capacity and support required, including: game feed acquisition/monitoring; audio/video streaming; digital content creation and delivery; new product development; and customer support.  In addition, NHL desires that NeuLion will upgrade NHL’s in-arena digital infrastructure, allowing for more efficient and complete acquisition, control and distribution of content and data across the NHL network; and

WHEREAS, NeuLion desires to be NHL’s technology partner to help provide the expanded digital capabilities, capacity and support required, including: game feed acquisition/monitoring; audio/video streaming; digital content creation and delivery; new product development; and customer support.  In addition, NeuLion agrees to upgrade NHL’s in-arena digital infrastructure, allowing for more efficient and complete acquisition, control and distribution of content and data across the NHL network;

THEREFORE, NHL and NeuLion (each a “Party” and, collectively, the “Parties”) agree as follows:

1.             Definitions.  The following definitions apply to capitalized terms used in this Agreement.

(a)           “Affiliate” means any legal entity which directly or indirectly Controls, is Controlled by, or is under common Control with the subject entity; provided, that in the case of NHL, “Affiliates” shall also include the National Hockey League, each of the hockey clubs that is a member of the National Hockey League, and any one or more of the other NHL Entities.

(b)           “Applications” means any software, website or other online service, feature or technology that NeuLion develops or engages a third party to develop in connection with or pursuant to this Agreement or that is necessary to provide any of the Services.

(c)           “Confidential Information” means all confidential and proprietary information of a Party (in such capacity, the “Disclosing Party”) disclosed to the other Party (in such capacity, the “Receiving Party”), whether orally or in writing, that is designated as confidential or that reasonably should be understood to be confidential given the nature of the information and the circumstances of disclosure, including (i) prices, rates and other financial information; (ii) Personal Information relating to the customers of either Party; (iii) information that is clearly identified as confidential or proprietary; and (iv) the terms and conditions of this Agreement (other than the existence, Effective Date, and Term hereof).

(d)           “Content” means the Professional Content and the User Content.

(e)           “Control” means direct or indirect ownership or control of more than fifty (50) percent of the voting interests of the subject entity.

(f)           “Delivery Date” means the date on which NeuLion has committed to make a Service available to Users or otherwise to make it available for production use by NHL.  For each Service currently identified by the parties, the Delivery Date shall be the “delivery date” established in Exhibit A hereof, subject to the modification procedure established in Section 2(b)(ii) hereof.  For Services identified following the date hereof, the Delivery Date shall be determined in accordance with Section 2(b)(ii).

(g)           “Escalation Procedures” shall be the written procedures specified in accordance with Section 2(f).

(h)           “Force Majeure Events” means any of: flood, widespread communications failure, fire, mud slide, earthquake, or other natural calamity or act of God, sustained widespread interruption in water or electricity, riots, civil disorders, rebellions or revolutions, quarantines, embargoes, malicious acts of third parties, acts of terrorism, labor disputes affecting vendors of the Party claiming force majeure, in each case where such occurrence is beyond the reasonable control of the Party claiming force majeure, or any other similar cause beyond the reasonable control of that Party.

(i)           “Information Security Incident” means a reasonably suspected or actual unauthorized access, loss, corruption, alteration, destruction, disclosure, or other compromise of Content, including User Content, or Personal Information.

(j)           “Intellectual Property” means proprietary intellectual property, including but not limited to patents, trademarks, logos, copyrights, know how, business models, and trade secrets.

(k)           “NeuLion On-Site Personnel” means NeuLion Personnel, as defined in Section 1(l), who perform some or the Services at a location owned, operated, or controlled by NHL and/or its Affiliates.

(l)           “NeuLion Personnel” means individuals supplied by NeuLion to perform or produce any part of the Services.

(m)           “NeuLion Technology IP” means (i) the Intellectual Property in the computer programs and other technology developed by NeuLion and/or its Affiliates prior to the Effective Date and used in connection with the development or delivery of the Services; and (ii) the Intellectual Property in computer programs, Applications, and other technology developed by NeuLion and/or its Affiliates, and any of their employees, contractors, or agents, during the Term and used in connection with the development or delivery of the Services, including any transformations, modifications, enhancements, expansions or adaptations of NeuLion Technology IP that NeuLion develops in delivery of the Services; provided that NeuLion Technology IP shall not include the NHL Technology IP or Professional Content.

(n)           “NHL Entities” means the National Hockey League, NHL Enterprises, Inc., NHL Enterprises, L.P., NHL Enterprises Canada, Inc., National Hockey League Enterprises Canada, Inc., NHL Enterprises Canada, L.P., NHL Enterprises B.V., any other entity that may be formed collectively by the member clubs of NHL, and any of their respective Affiliates.

(o)           NHL On-Site Personnel” means NHL Personnel, as defined in Section 1(l), who perform some or the Services at a location owned, operated, or controlled by NeuLion and/or its Affiliates.

(p)           “NHL Technology IP” means the Intellectual Property in the computer programs, Applications, and other technology developed by NHL and/or its Affiliates, and any of their employees, contractors, or agents (excluding NeuLion), during the Term and used in connection with the development or delivery of the Services, including any transformations, modifications, enhancements, expansions or adaptations of NHL Technology IP that NHL develops in delivery of the Services.

(q)           “Person” means any individual person, entity (including partnerships, corporations, unincorporated associations and limited liability companies), and any government or political subdivision thereof (including agencies, bureaus, offices and departments thereof).

(r)           “Personal Information” means personally identifiable information including, without limitation, a person’s name, address, telephone number, fax number, e-mail address, social security number or other government-issued identifier, credit card information and Internet Protocol addresses, in any media or format including computerized or electronic records as well as paper-based files, collected, processed, stored or used by NeuLion on behalf of NHL from Users or other third parties.

(s)           “Professional Content” means all photographs, audio, video, information, and other content generated (1) by NeuLion pursuant to this Agreement, or (2) by or on behalf of NHL or any of its Affiliates and distributed through the Services.

(t)           A “Relocation” means provision of any of the Services from, or transfer any Content to, any location outside of the United States of America or Canada without NHL’s prior written consent, except that provision of Content in response to an authorized User’s request via a Service provided to the public via the Internet shall not be deemed a Relocation.

(u)           The “Service Level Agreement” means the service level commitments set forth in Exhibit C hereto, as that exhibit may be amended during the Term in a writing signed by both of the Parties.

(v)           The “Services” means the products and services that NeuLion provides or commits to provide to NHL or on behalf of NHL pursuant to this Agreement, including in Section 2 and Exhibit A hereof, and including the Professional Content generated by NeuLion.  Each component of the Services is referred to individually as a “Service.”

(w)           The “Term” means the period described in Section 12(a).

(x)           “User Content” means all photographs, audio, video, interactive features, information, and other content generated by Users not acting on behalf of NHL or NeuLion and transmitted to, posted on, or transited through the Services.

(y)           “Users” means individuals who are authorized by NHL to use some or all of the Services.  Users may include employees, consultants, and agents of NHL.

(z)           A “Video” means Professional Content that includes synchronized video and audio elements and is capable of being requested on an individualized basis via one or more of the Services.

2.             Services.

(a)           Provision of Services.  NeuLion shall provide the Services to NHL and its Users throughout the Term in accordance with the Service Level Agreement.

(b)           Service Completion, Testing, and Acceptance.

(i)           Generally.  NeuLion shall substantially complete the preparation of each Service no later than the Delivery Date for that Service and shall notify NHL immediately of such substantial completion.

(ii)          Delivery Dates.  The Parties shall meet in good faith prior to each National Hockey League regular season to establish a schedule for Services to be delivered during that season, which shall be written and agreed upon by both of the Parties.  Further, the Parties shall consult regularly during each season regarding the status of NeuLion’s development of the Services and shall, when appropriate, adjust the schedule for completion of Services as agreed by both Parties.  Any delivery deadline specified in a document described in this Section 2(b)(ii) shall be the Delivery Date for the relevant Service.

(iii)         Launch Approval.  If NHL notifies NeuLion that it believes there are any deficiencies in any Service (or any feature), NeuLion shall promptly and at its own expense correct such deficiencies prior to the Delivery Date.  NeuLion shall complete each Service in sufficient time to allow reasonable pre-launch testing by NHL and in accordance with the schedule agreed by both Parties.  Further, NeuLion shall not make any Service available to Users without the consent of NHL.

(c)           Terms of Use and Privacy Policy.  At its discretion, NHL may establish terms of use, privacy policies, or other policies or agreements applicable to uses of the Services by Users, and NeuLion shall publish such policies or agreements on the Services in the manner instructed by NHL.  NeuLion shall operate the Services in all respects in a manner consistent with the terms of use, privacy policies, and any other policies or agreements applicable to the Services, as they may be amended by NHL from time to time.  NeuLion shall not have authority, except with NHL’s prior written consent, to modify, alter, amend, or supplement any terms of use, privacy policies, or other policies or agreements applicable to uses of the Services by Users or to enter into any agreement concerning the Services with any User.

(d)           Regular Meetings and Updates.  Except if NHL elects not to hold such a meeting, project team leaders from NHL and NeuLion shall meet regularly, but no less frequently than weekly, during the period between the Effective Date and the last Delivery Date for the Services, in order to prioritize tasks, discuss changes and scheduling, identify problems and resolutions, and otherwise coordinate and cooperate in connection with the development and implementation of the Services.  NeuLion shall promptly disclose to NHL any material difficulties or delays that it experiences in connection with the development or operation of the Services.

(e)           Automated Reporting.  On an automated basis, NeuLion shall transmit to NHL using a method approved by NHL, including, to the extent requested by NHL, in a format that is integrated with NHL’s internal monitoring programs, reports setting forth daily operational status reports as agreed by the Parties.  Additionally, NeuLion shall at its own expense develop additional automated reports to the extent that such reports are reasonably requested by NHL during the Term and shall promptly provide to NHL such information concerning the Services as NHL reasonably requests during the Term.

(f)            Escalation Procedures.  Within thirty (30) days after the Effective Date, the Parties shall establish written procedures under which NeuLion shall resolve any problems or complaints regarding the Services or NeuLion’s performance thereof.  At a minimum, such procedures shall address: (i) the specific individuals within NeuLion whom NHL shall notify of any technical or personnel problems or other requests for service; (ii) the timeframe within which problems or requests for service of certain defined severity levels shall be addressed; and (iii) the steps that NeuLion will take to ensure that problems with the Services can be identified and addressed at all times, including outside of business hours and on holidays.

(g)           Technical Operations Center.  Throughout the Term, NeuLion shall maintain a technical operations center (the “TOC”) at a location approved by NHL, which shall be capable of monitoring and controlling all of the Services, including monitoring, quality control, and distribution of the Professional Content, in real time.  The TOC shall comply with specifications established by NHL during the Term and the specifications set forth in Section VII(B) of Exhibit A during the time period described therein.  NHL has approved the initial TOC location in Plainview, New York and a relocation of the TOC to any location within a 25 mile radius thereof.

(i)           Staffing.  The TOC shall be staffed at all times (i.e., 24 hours per day, seven days per week) by employees of NeuLion who have sufficient expertise to identify and resolve any technical and security issues that reasonably may arise during operation of the Services (the “TOC Staff”).  The TOC Staff shall actively monitor the Services, including any Professional Content that is being distributed through the Services, to ensure the continued availability of the Services in accordance with the specifications established by this Agreement.  NeuLion shall maintain a telephone line through which NHL can contact the TOC Staff at any time of day, shall provide the telephone number for such telephone line to NHL prior to the Effective Date, and shall provide NHL with reasonable advance notice of any changes to such telephone number during the Term.  The TOC Staff shall comply promptly with any reasonable instruction that follows the Escalation Procedures.

(ii)          Monitoring Technology.  The TOC shall utilize technology that timely alerts the TOC Staff of the non-functioning or substantial delay in network connectivity of any Service.  NeuLion shall ensure that the TOC’s monitoring systems interface with NHL’s Compuware or Gomez management systems, at NHL’s option, and shall take the steps necessary to ensure that such interface is functional at all times during the Term.

(iii)         Problem Tracking.  NeuLion shall establish and maintain a ticketing system for tracking of material problems with any of the Services (including any problem reported to NeuLion by NHL), the personnel assigned to resolve the problem, the anticipated steps to resolve the problem, and the time and date when the problem was reported and resolved.  NeuLion shall ensure that personnel designated by NHL have full, unrestricted access to this ticketing system on a real-time basis via a password-protected Internet website or via another mechanism authorized by NHL.  NHL and NeuLion shall implement the Escalation Procedures to ensure that each of them is made aware of higher severity problems and that such problems are resolved according to the Escalation Procedures in a timely and appropriate manner.

(h)           Service Location; Relocation.  Except with NHL’s prior written consent, NeuLion shall perform the Services, and shall store the Content, entirely from within the United States of America and Canada.  NeuLion shall not perform any Relocation unless such Relocation is required to comply with a binding order of a governmental entity that has jurisdiction over NeuLion or the Services.  The foregoing shall not restrict NeuLion from utilizing overseas development in connection with its provision of the Services, provided that no Personal Information shall be transferred outside of the United States of America and Canada without NHL’s prior written consent.

(i)            NHL Facilities and Rules.  NeuLion and NeuLion Personnel will observe NHL’s rules as the same are disclosed to NeuLion, including without limitation, those rules involving health, safety, the environment, and security, when working at or around any of NHL’s facilities.

(j)            NeuLion Personnel.  NeuLion, at the request of NHL for any reason that is not unlawful, shall remove any NeuLion On-Site Personnel from performance of the Services at locations owned, operated, or controlled by NHL and/or its Affiliates and shall address any NHL request regarding any NeuLion Personnel in accordance with the Escalation Procedures, provided that NeuLion’s compliance with such request shall not excuse its performance of its duties hereunder, and further provided that nothing in this paragraph shall affect the right of NeuLion to contract with, assign and reassign NeuLion Personnel or, in its sole discretion as employer, to hire and/or terminate the employment of its employees.

3.             Security, Privacy.

(a)           Security.  NeuLion shall use commercially reasonable efforts, including implementation and maintenance of industry-standard administrative, technical, and physical fraud protection and information security measures, to establish and maintain administrative, technical and physical safeguards for the Services that are designed to (a) protect the security and integrity of the Services, (b) guard against anticipated threats or hazards to the security and integrity of the Services, and (c) protect against the accidental or unauthorized access, use, alteration, Relocation or disclosure of the Content.  The safeguards shall be at least equal to the generally accepted security standards within the information technology industry.

(b)           Redundancy.  NeuLion shall use commercially reasonable efforts to ensure that redundancy is built into the system for delivery of the Services so the Services utilize redundant server or network equipment, multiple network connections from multiple network providers and is not provided exclusively from a single physical location.  For the avoidance of doubt, NeuLion shall use commercially reasonable efforts to ensure that each of the Services can continue to be provided if the primary equipment and/or location from which any particular Service is provided is disabled.

(c)           Security of Personal Information.  NeuLion shall establish adequate and appropriate controls designed to ensure the confidentiality of Personal Information and to ensure that Personal Information is not disclosed contrary to the provisions of this Agreement; provided that, without limiting the foregoing, NeuLion shall implement and/or maintain information security practices and procedures that include appropriate administrative, technical and physical safeguards and other security measures that are designed to: (a) ensure the security and confidentiality of Personal Information; (b) protect against any anticipated threats or hazards to the security, confidentiality and integrity of Personal Information; and (c) protect against unauthorized access to or use of Personal Information that could result in the destruction, use, modification or disclosure of Personal Information, or the substantial harm or inconvenience to NHL or any individual.  NeuLion shall ensure that each of the NeuLion personnel with access to Personal Information is advised of NeuLion’s privacy and security policies regarding the handling of such Personal Information and shall be responsible for any failure of its personnel to comply with the terms and conditions of this Agreement regarding Personal Information.

(d)           Information Security Incidents.  In the event of an Information Security Incident, NeuLion shall promptly notify NHL and any other persons or entities as required by applicable law at NHL’s sole cost and expense, including, in reasonable detail if known, the potential impact on NHL and any Users of the Information Security Incident and the corrective action taken or to be taken by NeuLion.

(e)           Remediation.  NeuLion shall, in the event of any Information Security Incident involving NHL or the Content:

(i)           bear the cost (other than capital expense) of implementing those security measures reasonably necessary to remediate or prevent in the future any issues that led or gave rise to the security breach;

(ii)          undertake (in cooperation with NHL) and bear the sole cost (other than capital expense) of any other reasonably necessary and appropriate remediation and corrective actions required by law (whether imposed on NHL, NeuLion, or both) or requested by any governmental authority or otherwise reasonable, necessary, and commensurate with the scope of such Information Security Incident as requested by NHL, including, without limitation, (A) developing and providing notices to individuals whose Personal Information may have been affected; (B) providing credit monitoring or credit repair services to impacted individuals; (C) undertaking any credit or identity repair to any impacted individual; (D) undertaking any investigation or responding to any related governmental inquiry; (E) paying any costs or awards resulting from any direct litigation arising out of such Information Security Incident; and (F) reimbursing NHL for all reasonable attorneys fees incurred by NHL in connection with any of the foregoing;

(iii)         bear the cost of an audit of NeuLion’s physical and logical network and security-related policies, procedures, internal controls, operation, administration and management, such audit to be carried out by an independent third party reasonably acceptable to NHL; and

(iv)         reimburse NHL for its actual third-party costs incurred to recover, correct, restore or recreate any of the Content (including User Content and Personal Information) lost, damaged or corrupted as a result of such Information Security Incident.

(f)            Security Limitation.  NeuLion’s liability arising under this Agreement or otherwise relating to privacy, security, integrity or confidentiality of Personal Information shall be limited to *******.  Notwithstanding anything in this Agreement to the contrary, NHL shall not be precluded from immediately pursuing any rights or remedies it may have under or relating to this Section 3, and (iii) NeuLion shall be liable for all indemnification obligations under Section 13 and for reimbursement of costs and expenses for remediation efforts under Section 3(e) with respect to any Information Security Incident, in each case regardless of whether such amounts are characterized by any Person as direct, indirect, consequential, special, punitive or other damages or as contractually-agreed preventative measures designed to limit future damages.

4.             Consideration.

(a)           Invoice and Payment.  NeuLion shall submit to NHL at the address set forth above, or such other address as NHL provides to NeuLion for such purpose, monthly invoices for the fees set forth in Exhibit B hereto.  NHL shall pay such fees as consideration for NeuLion’s provision of the Services within thirty (30) days from the date of NHL’s receipt of NeuLion’s invoice, except that NHL shall not be obligated to pay any portion of a NeuLion invoice that NHL disputes in good faith.  The Parties shall work in good faith to expeditiously resolve any disputed portions of NeuLion’s invoices.

(b)           No Other Fees.  Except as specifically provided in this Agreement or any exhibit or amendment hereto, there are no other fees or costs to be paid by NHL under this Agreement for the provision of the Services.

(c)           Books and Records; Audit.  NeuLion shall maintain complete and accurate books and records, in accordance with generally accepted industry practices, to demonstrate full compliance with this Agreement and to substantiate NeuLion’s charges and/or expenses hereunder.  NeuLion shall retain such records for a period of at least two (2) years from the date of final payment hereunder.  NHL or its designated representative(s) shall have access to such records, and to the TOC and any other physical facility used for the provision of the Services, for purposes of audit during normal business hours upon reasonable prior notice to NeuLion.  Without limitation, NHL shall be permitted to audit NeuLion’s (i) practices and procedures, (ii) systems, (iii) security practices and procedures, (iv) disaster recovery and backup procedures, (v) access logs, and (vi) data security, privacy, and confidentiality safeguards.  In the event any such audit reveals an overpayment by NHL, NeuLion shall promptly reimburse NHL for such overpayment, and in the event such overpayment *******, NeuLion shall also promptly reimburse NHL for the documented costs of such audit.

5.             Independent Contractor.  NeuLion is an independent contractor of NHL.  Accordingly, no Party shall, nor shall any officer, director, employee, servant, agent or independent contractor of either Party (i) be deemed an employee of the other Party, (ii) commit the other Party to any obligation, or (iii) hold itself, himself, or herself out as an employee of the other Party or a Person with the authority to commit the other Party to any obligation.

6.             Compliance With Law; Data Protection Laws.  Both NHL and NeuLion shall comply with any and all applicable international, national, state and local laws, rules and regulations in connection with their respective performance under this Agreement.  Additionally, NeuLion shall comply with all international, national, state, and local privacy, security and trans-border dataflow laws relating to Personal Information.  If applicable, NHL will retain the right to act as “Controller,” as defined in the EU Data Protection Directive (95/46/EC), if Personal Information is collected, used, disclosed or retained within the European Economic Area or from citizens therefrom.

7.             Intellectual Property Rights.

(a)           NeuLion Technology IP.  NHL understands and agrees that, as between NeuLion and NHL, the NeuLion Technology IP shall be owned by NeuLion, and NHL hereby assigns to NeuLion any and all rights, title and interest, including, without limitation, copyrights, trade secrets and proprietary rights, that it may have in the NeuLion Technology IP.  To the extent NHL is involved in the creation or production of any NeuLion Technology IP, such NeuLion Technology IP shall be deemed a “work made for hire” under the federal copyright laws and shall be owned by NeuLion.  NeuLion hereby grants to NHL the right to access, modify, create derivative works from, and otherwise use the NeuLion Technology IP to the extent necessary for NHL to exercise its rights and perform its obligations hereunder (including its rights as provided in Sections 12(e) below).  NHL agrees to give NeuLion reasonable assistance to perfect the assignment of any rights, title and interest necessary to effectuate the provisions of this Section 7(a).  NeuLion agrees to undertake reasonable efforts and comply with NHL’s reasonable requests to incorporate material cosmetic changes to any NeuLion Technology IP that is sold, licensed, or otherwise provided to other entities, such that the Services retain a unique look in the marketplace.

(b)           NHL Technology IP and Professional Content.  NeuLion understands and agrees that, as between NeuLion and NHL, NHL Technology IP and Professional Content shall be owned by NHL, and NeuLion hereby assigns to NHL any and all rights, title and interest, including, without limitation, copyrights, trade secrets and proprietary rights, that it may have in NHL Technology IP.  To the extent NeuLion is involved in the creation or production of any NHL Technology IP or Professional Content, such NHL Technology IP or Professional Content shall be deemed a “work made for hire” under the federal copyright laws and shall be owned by NHL.  NHL hereby grants to NeuLion the right during the Term to access, modify, create derivative works from, and otherwise use NHL Technology IP and Professional Content to the extent necessary for NeuLion to exercise its rights and perform its obligations hereunder.  NeuLion agrees to give NHL reasonable assistance to perfect the assignment of any rights, title and interest necessary to effectuate the provisions of this Section 7(b).  NeuLion agrees that it shall not use or propose to use any of NHL Technology IP or Professional Content into products or services that it develops or proposes to develop for others without NHL’s prior written consent.

(c)           User Content.  As between NHL and NeuLion, NeuLion agrees that NHL shall be the owner of all User Content (including Personal Information); that NHL shall have the right to direct NeuLion in connection with the collection, use, disclosure and retention of such User Content (including Personal Information); and that NeuLion shall collect and process Personal Information solely in accordance with the instructions of NHL or the applicable individual to whom such Personal Information relates and respond promptly to all inquiries by NHL regarding the processing of the Personal Information.

8.             Representations, Warranties, and Covenants.

(a)           General.  NeuLion represents, warrants, and covenants that (i) the Services shall perform materially in accordance with this Agreement, including the Service Level Agreement, or in accordance with any subsequent agreement between the Parties that is reduced to writing and signed by both of the Parties; (ii) the functionality of the Services will not be decreased during the Term of the Agreement; (iii) the Services do not and will not contain or transmit to NHL, any of NHL’s Affiliates, or any User any software, code, or other functionality that is intended to damage, harm, interfere with, or monitor the proper functioning of any service or system; (iv) NeuLion owns or otherwise has obtained and will maintain sufficient rights in the Services, including any third-party products associated with or required for NeuLion to provide the Services and for NHL, NHL’s Affiliates, and any Users to access, use and display the Services; and (v) the Services comply with all applicable laws, rules and regulations, including laws, rules and regulations applicable to privacy.

(b)           NeuLion Personnel.

(i)           With respect to NeuLion On-Site Personnel, NeuLion represents, warrants, and covenants that it shall conduct background checks to ensure such NeuLion Personnel have no felony convictions during the seven years prior to employment by NeuLion, nationally and by county of residence.

(ii)           NeuLion represents, warrants, and covenants that the NeuLion Personnel shall be qualified and suitable to perform the Services requested, shall have the capability, experience and means necessary to perform the Services contemplated by the Agreement, and shall perform the Services in a diligent manner in accordance with accepted professional practices.

(iii)          NeuLion represents, warrants, and covenants that it shall comply with all applicable laws, including without limitation the Fair Labor Standards Act, immigration laws and regulations, applicable tax statutes and regulations, and recordkeeping obligations, with regard to the NeuLion Personnel.

(c)           Insurance.  NeuLion represents, warrants, and covenants that it is, and that it shall at all times during the Term be, insured under the following polices and in the amounts listed below:

Policy Type	Limit	Deductible/Retention
Workers’ Compensation or similar law	*******	*******
Commercial General Liability	*******	*******
Umbrella Liability (general liability, auto and employer’s liability)	*******	*******
Professional Liability (covering the provision of Service Provider Personnel to provide Services)	*******	*******
Employee Practices Liability (including third party coverage)	*******	*******

NeuLion shall provide a Certificate of Insurance, naming NHL as an additional insured where applicable, to NHL as soon as practicable following the execution of this Agreement and shall, at any time during the Term, supply such a Certificate of Insurance to NHL at NHL’s request.

(d)           Non-Infringement.

(i)           NeuLion warrants, represents, and covenants that none of the Services, the Applications, the NeuLion Technology IP, or any Professional Content or NHL Technology IP developed by NeuLion in connection with this Agreement infringes, will infringe upon, constitutes, or will constitute a misappropriation of any Intellectual Property or other proprietary right of any third party.

(ii)           NHL warrants, represents and covenants that none of the NHL Technology IP or Professional Content developed by NHL infringes, will infringe upon, constitutes, or will constitute a misappropriation of any Intellectual Property or other proprietary right of any third party.

(e)           Remediation of Third-Party Intellectual Property Claims.  In addition to NHL’s rights under Sections 9 and 12 and other provisions of this Agreement and any rights that NHL may have at law or equity, in the event of any third party claim against NHL or NeuLion in respect of the Services or any of the foregoing Intellectual Property, NeuLion shall, at its option, either (i) obtain the right, through the scheduled expiration of the Term (as extended from time to time) to use the Intellectual Property that is the subject of the claim without obligation on the part of NHL to the owner of the allegedly infringed Intellectual Property, or (ii) modify the Services, without materially diminishing the functionality or performance of the Services overall, to become noninfringing at NeuLion’s sole expense.  If NeuLion has used its commercially reasonable efforts to take the steps described in the preceding sentence and has been unsuccessful in resolving the third-party claim, NeuLion may discontinue the use of infringing Intellectual Property and provide NHL with a pro rated refund of any fees pre-paid in connection with components of the Service that were the subject of the third-party infringement claims (the allocation of which shall be agreed by the Parties in good faith).

9.             Indemnification.

(a)           Generally.  Each Party (in such capacity, the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party (in such capacity, the “Aggrieved Party”) and the other Party’s Affiliates, officers, employees, and agents (the “Indemnified Parties”) from and against any and all third party claims against, and any related damages, claims, expenses (including reasonable attorney’s fees), judgments, liabilities and costs (“Losses”) arising out of or in connection with any acts (including NeuLion’s hiring, engagement, maintenance, or termination of NeuLion Personnel) or omissions relating to or breaches of this Agreement (including the representations, warranties, and covenants set forth in Section 8 hereof) by the Indemnifying Party, regardless of whether due to negligence, fault, or default, including Losses in connection with any threatened investigation, litigation or other proceeding or preparing a defense to or prosecuting the same; provided, however, that the Indemnifying Party shall not be responsible for that portion, if any, of Losses that are caused by the negligence, fault or default of the Aggrieved Party.

(b)           Conditions for Indemnification.  With respect to any claim for indemnification under this Section 9:  (a) Aggrieved Party shall notify the Indemnifying Party within thirty (30) days after it first learns, or in the exercise of reasonable diligence should have learned, of the Losses giving rise to the claim; (b) Indemnifying Party shall have sole control of the defense and all related settlement negotiations (provided that Indemnifying Party shall not settle any such claim without the prior written consent of Aggrieved Party, not to be unreasonably withheld or delayed); and (c) Aggrieved Party shall provide Indemnifying Party with the assistance, information and authority reasonably necessary to perform the above.  Indemnifying Party shall reimburse Aggrieved Party for its reasonable out-of-pocket expenses incurred in providing such assistance.  In no event shall Indemnifying Party settle any such claim by making an agreement which would cause Aggrieved Party to lose any rights under this Agreement without Aggrieved Party’s prior written consent.  If Indemnifying Party fails to assume the defense of any actual or threatened action covered by this Section 9 within the earlier of (a) any deadline established by a third party in a written demand or by a court or (b) thirty (30) days of notice of the claim, Aggrieved Party may follow such course of action as it reasonably deems necessary to protect its interest and shall be indemnified for all costs reasonably incurred in such action, provided, however, that Aggrieved Party shall not settle a claim without the consent of Indemnifying Party.

10.           Survival.  The provisions of Sections 3(e), 3(f), 7, 9, and 13 to 18 shall survive the termination of this Agreement.

11.           Assignment; Amendment; Waiver; Subcontracting; Available Remedies.

(a)           Assignment.  Neither Party may assign, transfer or otherwise convey this Agreement nor any of its rights and obligations under this Agreement, including by operation of law, without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided that NHL may assign this Agreement to an NHL Entity without the prior written consent of NeuLion.

(b)           Amendment, Waiver, Subcontracting.  This Agreement and the rights and obligations hereunder may not be in whole or part (i) amended, (ii) waived, or (iii) subcontracted, without the prior written consent of the Party against whom enforcement of such action is sought.  Any purported modification without such prior written consent shall be null and void.  The failure of a Party to assert any of its rights under this Agreement, including the right to demand strict performance, shall not constitute a waiver of such rights.

(c)           Available Remedies.  The Escalation Procedures and other remedies for Information Security Incidents, breaches, and other problems set forth in this Agreement are cumulative, and a Party’s compliance with such Escalation Procedures and remedies shall not preclude the other Party from claiming that a material breach of this Agreement has occurred or otherwise exercising any remedy otherwise available to it.

12.           Term and Termination.

(a)           Term.  Unless earlier terminated as otherwise provided for herein, this Agreement shall commence on the Effective Date and expire on September 30, 2015.

(b)           Termination for Cause.  A Party may terminate this Agreement in a written notice to the other Party (i) in the event of a material breach of this Agreement that has not been cured within thirty (30) days after written notice of such breach has been given to the breaching Party, (ii) immediately upon the insolvency of or the filing of a petition of bankruptcy by a Party, (iii) by a Party in the event that a Force Majeure Event prevents the other Party from performing its obligations hereunder for a period of twenty (20) days or more, and (iv) in accordance with any other provisions of this Agreement expressly addressing termination.

(c)           Termination for Change of Control. *******.

(d)           Termination for Convenience.  The Parties may terminate this Agreement immediately upon execution of a written termination agreement signed by both of the Parties.

(e)           Transfer of Applications.  Notwithstanding any provision of Section 7 hereof, if this Agreement is terminated prior to September 30, 2015 following the insolvency of or the filing of a petition of bankruptcy by NeuLion, NeuLion shall provide all of the Applications, including the source code thereof to the extent that it is available to NeuLion, to NHL and shall provide NHL with all assistance reasonably requested by NHL to allow NHL or a Person designated by NHL to operate the Services for twelve (12) months following the termination date and shall license the NeuLion Technology IP to NHL or such Person to the extent necessary to permit such operation.  NeuLion shall, at its own cost, use commercially reasonable efforts to procure any third-party licenses or other authorizations necessary for NHL to utilize the Applications during this twelve-month post-termination period.

(f)            Post-Termination Support.  For a period of twelve (12) months following any expiration or termination of this Agreement prior to September 30, 2015, unless a shorter period is requested by NHL in writing, NeuLion shall (i) exercise all care ordinarily required of NeuLion during the Term of this Agreement to protect Content from erasure, interruption, unauthorized access, Relocation or other harm; (ii) provide to NHL and its designees all services reasonably requested to assist NHL, NeuLion’s successor, or their designees, in accessing the Services, including to retrieve Content from the Services without significant interruption or material adverse effect to facilitate the orderly transfer of data and service to NHL and/or NeuLion’s successor; (iii) provide NHL and its designees with any post-termination data retrieval assistance that NeuLion has provided or agreed to provide to any other customer; and (iv) otherwise cooperate in transitioning the Services, including any vendor relationships necessary to the provision thereof, to NHL or its designee.  During this period, NHL shall pay to NeuLion all fees otherwise payable for the Services provided to NHL by NeuLion during such post-expiration or post-termination period as if the Agreement had remained in full force and effect during such period.

13.           Confidentiality.

(a)           Confidential Information.  Confidential Information disclosed by a Disclosing Party to a Receiving Party be held by the Receiving Party in confidence and not:  (i) used by the Receiving Party for personal advantage of any kind, or (ii) disclosed or made available to third parties.  Each Party will direct its employees, contractors, consultants and representatives who have access to any Confidential Information to comply with all of the terms of this Section.  The first sentence of this Section 13(a) shall not apply to Confidential Information to the extent that: (A) it is or becomes available to the public through no wrongful act of the Receiving Party; (B) it is already in the possession of the Receiving Party and not subject to any agreement of confidence between the Parties; (C) it is received from a third party without restriction for the benefit of the Disclosing Party and without breach of this Agreement; (D) it is independently developed by the Receiving Party; (E) it is disclosed pursuant to a binding order of a duly empowered government agency or a court of competent jurisdiction after prompt notice and an adequate opportunity to intervene is given to the Disclosing Party (unless such notice is prohibited by law) and the Disclosing Party seeks confidential treatment of the Confidential Information to the maximum extent permitted by law; or (F) it is disclosed by the Receiving Party to its attorneys or auditors in the ordinary course of the Receiving Party’s business or for the purpose of protecting the Receiving Party’s rights hereunder, and such attorneys or auditors agree not to disclose such Confidential Information except as permitted hereunder.  Upon termination or expiration of this Agreement, the Receiving Party shall, at the Disclosing Party’s direction, either return or destroy all of the Disclosing Party’s Confidential Information and so certify in writing.  The obligations of this provision will survive for five (5) years after any termination or expiration of this Agreement.

(b)           Publicity.  Neither Party shall issue any press release or make any other public announcement concerning this Agreement or the subject matter hereof without the consent of the other Party, which consent shall not be unreasonably withheld, conditioned, or delayed, except that NHL may issue press releases or make public announcements concerning the availability of the Services without NeuLion’s consent.

14.           No Third Party Beneficiaries.  This Agreement is entered solely by and between the Parties and shall not be deemed to create any rights in or obligations to any third parties.

15.           Force Majeure.  Neither Party shall be liable for failure to fulfill its obligations under this Agreement if that failure is caused, directly or indirectly, by a Force Majeure Event, provided that a Party shall not be excused from performing any aspect of its obligations hereunder to the extent that such performance is reasonably feasible, in the exercise of reasonable diligence, notwithstanding the Force Majeure Event.  The occurrence of a Force Majeure Event does not excuse, limit or otherwise affect NeuLion’s obligation to undertake remediation efforts pursuant to Section 3(e) or the Service Level Agreement.

16.           Jurisdiction and Venue; Governing Law.  Unless otherwise specified in this Agreement or required by law, exclusive original jurisdiction for all claims or actions with respect to this Agreement shall be in a state or federal Court in Nassau or Suffolk County in New York State, and the Parties expressly waive any objections to the same on any grounds, including venue and forum non conveniens.  This Agreement is intended as a contract under, and shall be governed and construed in accordance with, the laws of New York State, without regard to the conflict of laws provisions thereof,  as if entered into by residents of New York and fully performed therein.

17.           Notices.  Any notice, request, demand or other communication required to be given or made in connection with this Agreement shall be (a) in writing, (b) delivered or sent (i) by hand delivery, evidenced by a signed, dated receipt, (ii) postage prepaid via certified mail, return receipt requested, or (iii) overnight delivery via a nationally recognized courier service, (c) deemed given or made on the date three (3) business days after it is mailed or one (1) business day after it is released to an overnight courier service, as applicable, if addressed to the President or Chief Executive Officer of the Party at the address specified above for the Party, or in each case to such other persons or addresses as such Party shall designate by written notice.

18.           Integration; Severability; Supremacy; Headings.

(a)           Integration.  This Agreement, including all exhibits hereto, constitutes the entire agreement between the Parties, and supersedes all prior and contemporaneous agreements, proposals or representations, written or oral, concerning its subject matter.  No modification, amendment, or waiver of any provision of this Agreement shall be effective unless in writing and signed by both of the Parties.

(b)           Severability.  In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable, that provision shall be deemed stricken from this Agreement and replaced by a valid, legal, and enforceable provision that most reflects the intent of the Parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(c)           Supremacy.  In the event of an actual conflict between the terms and conditions set forth above the signature page to this Agreement and those contained in any exhibit to this Agreement, the terms and conditions set forth above the signature page shall control.  To the extent possible, all the terms of this Agreement should be read together as not conflicting.

19.           Section and Other Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

20.           Counterparts.  This Agreement may be executed in counterparts exchanged by facsimile or electronic mail, which shall be deemed originals and which taken together shall form one legal instrument.

21.           Third-Party Providers.  During the Term, NHL shall not, without NeuLion’s consent, engage any party other than NeuLion to provide services duplicative of the services that NeuLion is providing to NHL pursuant to this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

NEULION, INC.		NHL INTERACTIVE CYBERENTERPRISES, LLC

By:	/s/ Roy E. Reichbach	By:	/s/ Peter DelGiacco
	Roy E. Reichbach		Peter DelGiacco
	Secretary		EVP CTO

EXHIBIT A

Services Description

This Exhibit describes certain Services that NeuLion has agreed to provide as a part of this Agreement and certain commitments by NHL in connection with those Services.

I.	Arena Infrastructure

A.	NHL Commitments

1.
On-Site Assistance.  NHL shall provide reasonable on-site assistance to NeuLion upon request to the extent necessary to resolve technical issues associated with the equipment and connectivity provided by NHL under Section I(B)(1),below.

2.
Network.  NHL shall implement (at NHL’s cost and with NeuLion’s input) Network connectivity and bandwidth sufficient to distribute all audio and video elements that NeuLion is required to collect or distribute under this agreement (e.g. DS3, OC3, etc.).  NHL will ensure all Network service agreements with Network service providers cite NeuLion as a key contact for NHL Network support and management (without liability to NeuLion).

B.	NeuLion Services

1.
In-Arena Audio/Video Infrastructure.  NeuLion shall implement (at NHL’s cost and using NHL equipment and infrastructure) equipment and other infrastructure sufficient to collect and distribute all audio and video elements that NeuLion is required to collect or distribute under this Agreement.  Without limitation, such infrastructure shall have the capability to capture and distribute during each National Hockey League game or other event (each such game or other event, a “Game”) conducted at an Arena (a) raw (i.e., unedited) and as-broadcast versions of television and radio broadcasts relating to the game (including, for Arenas located in Montreal or Ottawa, broadcasts in both English and French, if both such broadcasts are available), and (b) video from the in-arena “Goal Cameras”.  Each Party shall provide the other Party with sufficient information to ensure compatibility and access to this equipment.

2.
Future Infrastructure Development.  Throughout the Term at NHL’s request and expense, NeuLion shall in good faith collaborate with NHL and develop and/or install additional infrastructure necessary to perform the Services or to provide additional products or services not specified in this Agreement (which shall be implemented at NHL’s expense and using NHL equipment).

3.
Infrastructure Management.  NeuLion shall, from the TOC or another facility to which NHL agrees, manage and ensure the ongoing functioning of the equipment and infrastructure described in Section I(A)(I), above, in each Arena.

II.	Video Services

A.	Feed Acquisition

1.
Live Game Home and Away Front-Haul Video Feeds.  When made available by NHL, for each Game, NeuLion shall acquire live, high-definition video feeds as broadcast (i.e., together with advertisements, intermission programming, and similar material) by both the home and away regional sports networks or national broadcaster, either via satellite or directly from the broadcasting regional sports network or national broadcaster.  Each feed acquired under this Section II(A)(1) is referred to in this Exhibit as a “Front-Haul Feed.”

2.
Live Game Home and Away Back-Haul Video Feeds.  For each Game, NeuLion shall acquire one live, high-definition video feed in raw format (i.e., without advertisements, intermission programming, or other non-game material) either directly using equipment located at an Arena or by arrangement with NHL from NHL’s offices in New York City.  Each feed acquired under this Section II(A)(2) is referred to in this Exhibit as a “Back-Haul Feed.”

3.
Live Radio Feeds.  For each Game, NeuLion shall acquire one live feed of the local broadcast of the Game, except that for Games conducted in Montreal or Ottawa NeuLion shall acquire an English-language feed and a French-language feed for such Games if both such feeds are available.

4.	Live Goal Camera Feeds.

a)	For each Game, NeuLion shall acquire live video feeds from each of NHL’s goal cameras in the Arena using the infrastructure specified in Section I(A)I.

5.
Quality and Monitoring.  NeuLion shall monitor each of the feeds that it is required to acquire under this Section II(A) on a live basis and shall ensure that each such feed is of at least the quality to be specified by NHL.  In the event of any interruption or material degradation of any feed, NeuLion shall promptly notify NHL and shall take all steps necessary to restore such feed as promptly as practicable.

B.	Live Audio and Video Streaming

1.
Video Player.  NeuLion shall operate and host a multimedia video player through which the Content will be streamed to Users that is substantially similar in all material respects, including with respect to appearance and functionality, to the video player available through services that NeuLion provides to NHL as of the Effective Date (the “Video Player”).  In particular, the Video Player shall:

a)	be able to acquire on-demand Content from NHL’s own content management system as well as from NeuLion’s own hosted systems;

b)	be capable of distributing video in high-definition format having a resolution of no less than ******* on devices that support such resolution;

c)
include chat room functionality that enables the end user to open a chat box next to the video window and select whether (a) to enter a chat room for end users watching the particular Content then being viewed by the end user or (b) to enter one of a pre-set list of other chat rooms (e.g. organized per NHL team and/or per topic);

d)	include a statistics feature that provides end users with NHL statistics organized by team and by player;

e)	include the ability to sort through the available Content by (a) NHL team, and (b) type of content (e.g. live, VOD, highlights, features, radio, stats);

f)	include links to NHL team and player Information, previous team matchups, and other pertinent Information and web pages as designated by NHL;

g)
support multi-screen “mosaic” functionality, where the end user can watch multiple games at once through smaller video windows, select the game they wish to focus on, and enlarge that particular window up to maximum size;

h)	be able to detect the bandwidth capacity of Users and, for Users who cannot adequately support the maximum bit rate specified by NHL, furnish them with Content encoded at a more suitable bit rate;

i)	be optimized for use through desktop computer browsers and using commonly-used mobile devices, including Apple iPhone and Android devices; and

j)	support integration with NHL’s real-time scoring system, including:

(1)	real-time scores and game clock for all games in progress;

(2)	real-time player/goalie stats (e.g. goals, assists, shots on goal, penalty minutes, goals against average, save percentage); and

(3)	other real-time game stats (e.g. shots on goal, faceoffs, powerplay opportunities/goals).

2.
Distributor Integration.  NeuLion shall work with NHL to support integration with streaming of NHL content by any multichannel video programming distributor identified by NHL; provided that to the extent such integration involves more than merely the ability to link to the distributor’s own video player or website (rather than using the Video Player’s own video window) when particular games are selected from the menu of Content on the Video Player, such integration shall be subject to technical feasibility and the Parties’ good faith agreement on appropriate consideration to NeuLion.

3.
Geo-Filtering and Content Blackout.  NeuLion shall block Content pursuant to blackout policies provided by NHL.  Such blocking shall be based on the geographic location of the User’s IP address at the time the User seeks to access the Content, regardless of the jurisdiction in which the User is resident or from which the User subscribed to the Services.  For each NHL team, NHL shall specify the team’s local telecast territory, and NeuLion shall blackout all of that team’s games (home and away) with respect to Users identified by NeuLion as being located in that team’s local telecast territory.  In addition, for Games being televised outside of a team’s local telecast territory, NeuLion shall blackout such games for all Users located in the countries or territories where such games are being televised, as specified by NHL.  To this end, NeuLion shall:

a)
use reasonable commercial efforts to (i) ensure that it accurately associates the IP address of each end user to the geography of each end user (including, without limitation, through the use of regularly updated IP/ZIP databases, consistent with the highest industry standards), and (ii) minimize the number of misidentifications (i.e., instances in which NeuLion identifies a User as being in one region when in fact they are in another region);

b)	ensure that Users employed by NHL or an NHL Affiliate are not blocked from receiving Content on the basis of their location;

c)	notify NHL upon becoming aware of IP addresses and/or end users that are being misidentified and comply with NHL’s determination as to what blackout rules should apply in such cases;

d)	work in good faith with NHL to continuously improve the rate of accurate identifications over the course of the Term of the Agreement;

e)	use commercially reasonable efforts to identify and block attempts by Users to circumvent NHL’s blackout rules through the use of proxy servers or similar technologies;

f)	provide an NHL-supplied message to Users seeking to access a blocked NHL game; and

g)
allow NHL to submit custom blackout schedule lists in order to change their blackout designations of any game, including to enable NHL to black out games that are televised nationally (or beyond the local telecast territory of the teams involved) in all areas where such telecasts are available, provided that NeuLion shall use its best efforts to effectuate custom blackout schedules as promptly as possible but shall not be obligated to do so in fewer than two business days.

4.	Programming Distribution. NeuLion shall distribute to Users through the Services the programming described in Exhibit A-1 hereto.

5.
Quality and Monitoring.  Throughout the Term, NeuLion shall on a live basis monitor all of the Services providing Professional Content to Users and shall ensure that each such Service distributes content that is of at least the quality specified in Section II(A)(6) above or, for distribution to a device that does not support that quality level, the highest quality supported by that device.  In the event of any interruption or material degradation of any Service below these thresholds described in Section II(A)(6), NeuLion shall promptly notify NHL and shall take all steps necessary to restore such Service as promptly as practicable.

III.	Customer Support

A.
Registration Interface and Subscriber Control.   NeuLion shall operate and host a registration interface that will process subscriptions to subscription-based Professional Content packages (e.g. NHL Center Ice Online package) and assign unique user names and passwords to Users that is substantially similar in all material respects, including with respect to appearance and functionality, to the registration interface available through services that NeuLion provides to NHL as of the Effective Date (the “Registration Interface”).  In particular, the Registration Interface shall:

1.	support multi-lingual and multi-character-type text for the names of the data capture fields;

2.
retrieve the text of NHL.com Terms of Service and Privacy Policy from NHL.com website, or such other Terms of Service and Privacy policy as NHL provides to NeuLion for this purpose, into the Registration Interface (e.g. through a scrollable text box) and require each User to accept the Terms of Service and Privacy Policy before accessing any Services for which payment is required;

3.	enable collection of information specified by NHL, on an opt-in or opt-out basis, as specified by NHL; and

4.	ensure that each User has a unique user-name and password;

5.
prohibit Users from accessing portions of the Services for which payment  is required without a valid user-name and password, and automatically disable access to portions of the Services for which a particular User has not paid or for which such User’s payment has expired; and

6.	suspend a User’s account promptly upon request by NHL.

B.
Payment Processing.  NeuLion shall operate and host a payment gateway for processing credit card transaction fees for any subscription based Professional Content packages offered via the Services that is substantially similar in all material respects, including with respect to appearance and functionality, to the payment gateway available through services that NeuLion provides to NHL as of the Effective Date (the “Payment Gateway”), and shall process credit card payments for all fees (and any associated taxes) and remit all such amounts to NHL.  To this end, and without limitation, NeuLion shall:

1.
ensure that the Payment Gateway can charge subscribers in either United States or Canadian currency based on the location of the User (i.e.. quoting and charging a fee in the appropriate currency based on the User’s location);

2.	to the extent funds are not deposited directly into an NHL account, remit payments;

3.
use commercially reasonable efforts to require third-party payment processors engaged by NeuLion to indemnify and hold harmless NHL, NHL’s Affiliates, and NeuLion for losses arising out of their wrongful acts and omissions in their processing of financial transactions hereunder; and

4.
support the use of multiple price models (e.g. Full-Season and Day Pass) that can be modified promptly upon request by NHL, packages for specific portions of a season (e.g. Full Season, Second Half Season, and Playoffs), and packages applicable only to Users located in a specified country or group of countries, in each case as specified by NHL.

C.	Customer Support.

1.	The Customer Support Services shall consist of customer services support and contact management services for NHL customers who wish to use NHL Streaming Services, and shall include the following:

a)	The management and handling of customer contacts via phone, email or chat for customer support regarding NHL Streaming Services.

b)	Providing and managing the necessary personal computers and installation of all communication lines required to meet customer contact volumes and Service Levels.

c)	Providing suitable workstations and environment required for customer service representatives to meet the Service Levels for NHL customers.

d)	Providing the customer support representatives, matching the required profile and the support environment necessary to respond to forecasted contact volumes within the Service Levels.

e)
Providing multi-channel contact handling in accordance with practices and procedures which have been mutually agreed to by the parties in writing. NeuLion shall follow all approved procedures provided by NHL. All marketing tools and scripts must be pre-approved in advance by NHL.

f)	Providing a qualified Project Manager that meets the reasonable pre-approval of NHL.

g)	Building and managing additional scripts based on content provided by NHL.

h)	Providing telephony equipment and call recording management.

i)	Production and quality management.

j)	Managing all customer interactions.

k)	Tracking through NHL provided Customer Support System and the NeuLion Automated Call Distribution System (ACD) calls, assigning tickets to logged calls and recording resolutions.

l)	Call center operations and individual NeuLion Personnel performance reporting.

m)	Receiving and managing the calls received by NeuLion from NHL customers, including:

i.	Call priority management

ii.	Escalation of problems and issues

iii.	Error processing

iv.	Data collection statistics

v.	Customer interface development

vi.	Using the hold music and messaging loop provided by NHL.

2.	NeuLion shall provide the Customer Support Services in accordance with the following Hours of Operation. Basic hours of operation will be *******, Monday through Sunday, except as follows:

a)	At least two NeuLion personnel shall be available to perform the Customer Support Services from ******* prior to the start of any NHL game until the conclusion of that game.

b)
On days where more than two (2) NHL games are being played in the afternoon (i.e. between noon and 6pm EST), the NeuLion personnel shall be available to perform the Customer Support Services from ******* prior to the start of such games until the conclusion of such games.

c)
On days where more games are played during the afternoon than the evening, the basic hours window shall begin ******* prior to the start of the first game and shall end ******* after the games are complete.

d)
NeuLion shall work with NHL to adjust the start time of the foregoing ******* basic window from time to time, to reflect the timing of actual contact volume.  For example, if the parties determine that contact volume is more likely to occur from *******, the basic hours of operation shall be adjusted accordingly.

e)	At least one Neulion personnel shall be available to perform the Customer Support Services on non game days for the hours of *******. Holiday's will be mutually agreed upon on a case by case basis.

f)	Extended hours negotiated as required.

3.	Monthly Forecasts

a.	NHL will provide NeuLion a game schedule 30 days prior to each month.

b.	Subject to mutual agreement between NeuLion and NHL, NeuLion will provide a call and inbound minute forecast 7 days prior to the start of each month.

i.	NHL will have up to 3 days to review, request changes or approve the forecast.

c.	The forecasts shall be for informational purposes only and any discrepancy between forecasts and actual contact volume shall not affect either party’s rights or obligations hereunder.

4.	Reporting

a.	Each Daily Report will include the following data from the prior business day’s activity—for the case of Monday, for the prior weekend’s activity. NHL will approve all reporting formats.

•	Calls Offered

•	Calls Answered

•	Abandon Rate

•	Service Level

•	Average Speed to Answer

•	Total Sales

•	Saves conversion

•	Sales conversion

•	Average handle time

•	Call Outcomes

•	Emails Offered

•	Emails Answered

b.
The Customer Support Services shall be configured so as to give designated NHL representatives the ability to review NeuLion personnel calls with NHL customers.  In addition, NeuLion acknowledges that NHL customers may end up contacting NHL with issues about the Product, instead of contacting NeuLion, and NeuLion shall ensure that NHL has access on a 24/7 basis to whatever records and information NeuLion has collected about such customers so as to enable NHL to handle such contacts appropriately.

5.	NeuLion will provide a front end interactive voice response (IVR) for all calls.

6.	NeuLion will conduct Quality Assurance / Transaction Monitoring via online forms. Calls will be scored using a combination of live and recorded monitoring.

7.	NHL will provide access to its NHL Video Player CRM information systems.

8.	NHL will provide an Email Management Solution.

9.	Training – NeuLion will provide, with reasonable assistance from NHL, all product and technical training documentation. NeuLion to provide an outline of Training Overview including the following:

a.	Curriculum Development

b.	Instructional Design

c.	Classroom instruction

d.
Curriculum changes and coaching to improve knowledge base, keeping agents in the know on technical and other product developments or enhancements, directly related to the optimization of the customer service experience.

e.	Sales techniques to close customers unsure about purchasing the product

f.	Save techniques to stop a customer from canceling the service

g.	Classroom Training

h.	Nesting/mentoring – Conduct either as part of or a follow-up or reinforcement of classroom training. Agent takes calls with a mentor or head trainer.

i.	Trainee to Trainer Ratios

j.	Training Evaluation process

k.	On-going Training Life-Cycle

10.	Retention Program

a.	NeuLion will attempt to “save” customers who contact NeuLion via telephone and/or email and indicate their intention of canceling any NHL product and/or service.

11.	Staffing Requirements

a.
Dedicated Project Manager to optimize agent performance and communicate or provide feedback on customer feedback for NHL reference to insure a high level of customer satisfaction with the quality of the product.

b.	Trainer

c.	French speaking agents

d.	Equivalent of two (2) full time Customer Service Representatives

e.	Over Flow Plan for intense volume time periods

IV.	Hockey Factory & Content Packaging

A.
Game Highlights.  NeuLion shall use its Live Editor software to create short-form highlights packages for each Game, using both home and away feeds, which NeuLion shall make available as required to Users of NHL subscription products/applications and NHL.com websites. In particular, for each Game such highlights shall:

1.	include discrete highlights for each goal achieved during the Game and important saves, shots and hits that occurred during the Game;

2.
include continuous packages of highlights of (a) between one minute and three minutes in duration, (b) between four and seven minutes in duration, (c) between ten and twelve minutes in duration, and (d) exactly twenty minutes in duration; and

B.
Full-Length Game.  NeuLion shall produce a full-length version of each Game, with commercial breaks and intermission programming removed and shall make such full-length version available to Users who have subscribed to NHL’s “GameCenter Premium” product.

C.
Destination-Specific or Product-Specific Content.  At NHL’s request and to NHL’s specifications, NeuLion shall develop and integrate into syndicated packages described in Section V(A), below, content specific to a particular distributor.  For example but not limitation, such content may include (a) bumpers, or pre-rolls that incorporate NHL’s branding and the branding of the distribution partner; (b) highlights featuring players who were born in the country where the distributor is located; (c) highlights specific to a partner’s fantasy hockey game; or (d) highlights or content designed specifically for a distribution partner’s technology or platforms.

D.
Production Quality.  Throughout the Term, NeuLion shall ensure that all Professional Content produced by NeuLion in connection with this Agreement are of the highest production quality and are consistent with the technical standards set forth in Section II(A)(6) above.

V.	Enhanced Highlight Production

A.
Syndication.  NeuLion shall package the Game highlight and full-length Game content specified in Section IV, above (the “Game Packages”) into formats capable of distribution through commonly used third-party distribution platforms, as specified by NHL but in any event including the following:

•	Boxee
•	PlayOn
•	Samsung
•	LG
•	Sony
•	Roku
•	Blackberry
•	Nokia
•	Android
•	Windows 7 Mobile
•	Bell
•	Verizon
•	Yahoo
•	YouTube
•	Hulu
•	CBC
•	Comcast
•	ESPN360
•	Apple
•	Synacor
•	Metacafe
•	MSN
•	Rogers
•	Myspace

For the avoidance of doubt, NHL commits that NeuLion shall be the exclusive provider of applications or syndication functionality to any of the platforms identified above, and that NHL will not contract with a third party provider for such services without NeuLion’s consent and agreement on pre-defined services from such providers.

B.
Compliance with Distributor Specifications.  NeuLion shall conform the versions of the Game Packages produced under this Section IV(C) to the specifications of the distribution partner, including by distributing video in higher bit rates than are ordinarily produced for distribution to Users or with specific technical specifications (including, without limitations, those of CableLabs or other certifying organizations).  NeuLion shall distribute customized Game Packages to distributors on a schedule, and in a manner, specified by NHL, regardless of whether such distribution can be accomplished on an automated basis or requires manual action on the part of NeuLion.

C.
Monitoring and Reporting.  NeuLion shall develop, operate, and host a system for tracking the delivery of customized Game Packages to distributors and shall provide NHL with real-time access to this system.  The system shall be capable of tracking the status of a Game Package transfer and confirming receipt of the Game Package by the distributor.

VI.	Media Storage & Archive

A.	Metadata Dictionary and Repository System – Broadband and Broadcast (agree specific requirements)

B.	Search and Retrieval System – Broadband and Broadcast (agree specific requirements)

VII.	Technical Operations Center

A.	At all times during the Term, NeuLion shall maintain a TOC that conforms with the specifications in Section 2(g) of the Agreement.

B.
NeuLion shall enhance the TOC by establishing the capability to (a) monitor from the TOC all video and audio acquired in or from any Arena or received by NeuLion via satellite, and (b) select and switch between multiple content sources for ultimate distribution to Users or distributors.

VIII.	New Product Development

A.
Ongoing Updates.  In conformance with NHL’s requests and specifications during the Term, NeuLion shall continue to develop the software, Applications, and Services provided to NHL and Users hereunder and to enhance the capabilities thereof to conform with then-current industry standards.

B.	Specific Product Development

•	GameCenter Live (broadband and mobile)
•	GameCenter Premium (broadband)
•	Vault
•	Video Center
•	Video Center for Clubs
•	GameCenter Premium (mobile and tablet)
•	Tablet Applications (GameCenter Live plus additional applications)
•	Syndicated Video Player (League and Clubs)
•	New Fantasy Application
•	In-Market Streaming

•	In-Arena Applications
•	Connected Devices

For the avoidance of doubt, NHL does not commit that NeuLion shall be the exclusive provider of any of the categories of applications identified above.

For the avoidance of doubt, NHL commits that NeuLion shall be the exclusive provider of the categories of applications identified above or otherwise agreed by NHL and NeuLion.  NHL will not contract with a third party provider for the development of such applications without NeuLion’s consent and agreement on pre-defined services from such providers.

IX.	Toronto Hockey Operations

1.	Feeds to NHL Hockey Operations.

a)
NeuLion shall supply to NHL for each Arena, in the manner reasonably requested by NHL, each of the feeds described in Sections II(A)(1) through II(A)(4).  NeuLion shall cause the feeds provided under this Section IX(1)(a) to be delivered to NHL’s Hockey Operations facility in Toronto and to any other location specified by NHL.

2.
Monitoring Applications.  NeuLion shall install at NHL’s Hockey Operations facility software sufficient to monitor the feeds described in Section IX(1) in real time or from archives maintained by NeuLion, including with the capability to rewind, fast-forward, and perform slow-motion or freeze-frame playback.

3.
Highlight Creation and Storage Applications – NeuLion shall install at NHL’s Hockey Operations facility software/tools sufficient to create packages of highlights as required by Hockey Operations, as well as the capacity to store game footage for a period of X.

EXHIBIT A-1

Programming Specifications

[To be supplied by NHL.]

EXHIBIT B

NeuLion Service Fees

In consideration for Services provided to  NHL, as specified in Exhibit A, NeuLion shall receive the following fees from NHL, provided that NeuLion shall invoice NHL for such fees on a monthly basis in arrears for usage fees and a quarterly basis in advance for all other annual fees, with half of such other annual fees payable in the first quarter and the remainder of such other annual fees to be equally divided over the remaining three quarters,for the full year which shall run from October to September.  Each figure covers the identified Service throughout the identified year.

In addition to the fees identified below, NHL shall pay to NeuLion on a monthly basis usage fees equal to ******* for each gigabyte of live and video-on-demand audio or video Professional Content streamed to Users through the Services.  This gigabyte rate shall be revisited and revised annually (if necessary) based on an agreed “industry benchmark” (insert benchmark to be used)

Fiscal Year 2011

Service	Price

Video Services: downlinking, infrastructure, hosting, staffing, and support	*******
Customer Support	*******
Hockey Factory & Content Packaging	*******
Enhanced Highlight Production	*******
Media Storage and Archive	*******
Technical Operations Center	*******
New Product Development Toronto Hockey Operations	******* *******
Arena and TOC Installation and Set Up	*******
NeuLion CapEx, Set Up and Licenses	*******

Fiscal Year 2012

Service	Price

Video Services: downlinking, infrastructure, hosting,staffing, and support	*******
Customer Support	*******
Hockey Factory & Content Packaging	*******
Enhanced Highlight Production	*******
Media Storage and Archive	*******
Technical Operations Center	*******
New Product Development	*******
Toronto Hockey Operations	*******

Arena and TOC Infrastructure CapEx, Installation and Set Up	*******
NeuLion CapEx, Set Up and Licenses	*******

Fiscal Year 2013

Service	Price

Video Services: downlinking, infrastructure, hosting,staffing, and support	*******
Customer Support	*******
Hockey Factory & Content Packaging	*******
Enhanced Highlight Production	*******
Media Storage and Archive	*******
Technical Operations Center	*******
New Product Development	*******
Toronto Hockey Operations	*******
Arena and TOC Infrastructure CapEx, Installation and Set Up	*******
NeuLion CapEx, Set Up and Licenses	*******

Fiscal Year 2014

Service	Price

Video Services: downlinking, infrastructure, hosting,staffing, and support	*******
Customer Support	*******
Hockey Factory & Content Packaging	*******
Enhanced Highlight Production	*******
Media Storage and Archive	*******
Technical Operations Center	*******
New Product Development	*******
Toronto Hockey Operations	*******
Arena and TOC Infrastructure CapEx, Installation and Set Up	*******
NeuLion CapEx, Set Up and Licenses	*******

Fiscal Year 2015

Service	Price

Video Services: downlinking, infrastructure, hosting,staffing, and support	*******

Customer Support	*******
Hockey Factory & Content Packaging	*******
Enhanced Highlight Production	*******
Media Storage and Archive	*******
Technical Operations Center	*******
New Product Development	*******
Toronto Hockey Operations	*******
Arena and TOC Infrastructure CapEx, Installation and Set Up	*******
NeuLion CapEx, Set Up and License	*******

EXHIBIT C

 Service Level Agreement

In its performance of the Services hereunder, NeuLion shall meet or exceed the following Service Levels:

1.	Outages/Permitted Downtime
NeuLion shall use its best efforts to minimize the number of Outages throughout the Term.  For the purpose of this Agreement, an “Outage”  shall mean a continuous period of two (2) minutes where the NeuLion iPTV Platform is not performing in accordance with this Agreement (including, without limitation, with respect to Content streaming, registration/subscription processing, or payment processing); provided that the following shall be excluded from the calculation of Outages (“Permitted Downtime”):

•	Up to 12 hours per month of scheduled maintenance, to be performed during off-peak times (i.e. during periods where no live games are in progress) and only upon 3 days prior notice to the NHL; and

•
Downtime caused by events outside of NeuLion’s reasonable control, as measured by the highest standards of the hosting and video streaming industries (which, for clarity, require that NeuLion (i) employ failover equipment, multiple streaming providers and other redundancies to mitigate the effect of any given equipment or provider outage, (ii) perform adequate testing on any third party firmware, hardware or other applications or equipment prior to placing them in a production environment, and (iii) generally using a standard of care consistent with the highest standards of the hosting and video streaming industry in its operation and support of the Service and the NeuLion iPTV Platform).

2.	Latency
NeuLion shall use its best efforts to keep Latency ******* throughout the Term.  For the purposes of this Agreement, “Latency” shall mean the network latency measured and reported by NeuLion’s IP transit and CDN network providers, and NeuLion shall provide the NHL with a report directly from such CDN verifying all Latency measurements.  Latency shall exclude delays caused by events outside of NeuLion’s reasonable control, as measured by the highest standards of the hosting and video streaming industries (which, for clarity, require that NeuLion (i) employ failover equipment, multiple streaming providers and other redundancies to mitigate the effect of any given equipment or provider outage, (ii) perform adequate testing on any third party firmware, hardware or other applications or equipment prior to placing them in a production environment, and (iii) generally using a standard of care consistent with the highest standards of the hosting and video streaming industry in its operation and support of the Service and the NeuLion iPTV Platform).

3.	Blackout Failures
In the event of ******* or more failures by NeuLion to blackout any NHL game substantially with respect to end users that NeuLion has identified as being subject to such blackout (e.g. NeuLion fails to blackout a Rangers game with respect to end users that NeuLion has determined are located within the Rangers blackout region, regardless of where such determination is accurate), the NHL may terminate this Agreement upon notice to NeuLion.

4.	Support Response Times
NeuLion shall use its best efforts to respond to and resolve Service issues in accordance with the following:

Priority	Initial Response	Updates	Fix Plan Response Time
Severity 1 – Disruption that prevents access to streaming Content.	*******	*******	*******
Severity 2 – Viewing or listening dropouts, degradations or intermittent interruptions	*******	*******	*******
Severity 3 – Service does not operate as designed, moderate operational impact. No end user impact.	*******	*******	*******
Severity 4 – Minor problem. No end user impact.	*******	*******	*******
Severity 5 – NHL request for enhancement	*******	*******	*******

5.	Remedies
If (A) Outages occur either (i) ******* times in a given month or (ii) ******* times over the course of any ******* months during the Term, and/or (B) Latency exceeds ******* over the course of (i) ******* or (ii) ******* during the Term, the NHL shall have the right to terminate this Agreement upon 30 days notice to NeuLion.
In addition, in the event that the NHL issues refunds to Service end users as a result of Service-related issues occurring on any given day during the Term, then for each such day, the Parties shall work together in good faith to determine whether such issues were the result of Outages (i.e. not Permitted Downtime), and in such cases NeuLion shall reimburse the NHL for any such refunds issued, up to a maximum of the daily equivalent of NeuLion’s monthly recurring Center Ice Services Fee ******* as such figure may be adjusted pursuant to Exhibit B (i.e. in the event that Radio Services were not provided or fewer than all in-market games were not streamed during such month).

6.	Monitoring and Reporting
NeuLion shall continuously monitor the Service and the NeuLion iPTV Platform for performance against the foregoing Service Levels.  NeuLion shall furnish the NHL with reasonable access to an up-to-date online monitoring system that will enable the NHL to view NeuLion’s Service Level performance going back at least as far as *******.
NeuLion shall also provide the NHL with test objects for each NeuLion Point-of-Presence (“POP”), so as to enable the NHL to monitor each POP through its own third party monitoring solution (currently Gomez).